UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TECO Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

September 11, 2015

Dear TECO Energy Long Term Incentive (LTI) Participant,

As you are aware, TECO Energy, Inc. entered into an Agreement and Plan of Merger on September 4, 2015 with Emera Inc. After the transaction closes, TECO Energy will become a wholly owned subsidiary of Emera and shareholders of TECO Energy stock will receive $27.55 per share, a 48 percent premium over our closing share price on July 15, 2015, prior to the announcement of our strategic review. We expect the transaction to close in mid-2016 after obtaining all of the needed regulatory, governmental and shareholder approvals. This premium demonstrates the strong company TECO has built over the years, which is a reflection of the hard work of our current team members and our retirees.

As an LTI participant, part of your compensation is provided in the form of time restricted and performance restricted shares of TECO Energy stock. LTI is based on market comparisons and contributes to the overall compensation package extended to our officers and key employees. These shares are normally granted with a three year vesting period in order to encourage retention of this vital management group. The agreement signed by TECO Energy and Emera calls for specific treatment of all currently outstanding LTI shares and any LTI grants that occur between now and the date on which the transaction closes. Below and on the next page are the details associated with each grant based on the signed agreement.

Timeline of Grants

2013 Grants

•	Time and performance restricted shares will vest in the normal course of business per the plan documents

•	TECO Energy performance shares will be measured based on relative TSR for the period 2013-2015 with a maximum payout of 150%

•	TECO’s current share price would suggest a payout at or near the maximum for performance shares

•	All accrued dividends associated with any performance shares will be paid out in cash

•	NMGC performance based LTI will be measured based on the NMGC LTI plan with a maximum payout of 200%; Payout will be 2/3 in cash and 1/3 in unrestricted TECO Energy shares

2014 & 2015 Grants

•	You must be employed by TECO at closing to get the LTI treatment contained in the transaction agreement; If you leave TECO prior to the close of the transaction, your original LTI agreements will control the treatment of your restricted shares

•	Time and performance restricted shares will fully vest on the closing date with no proration

•	2014 performance shares will vest at maximum performance (150%) without regard to measurement

•	2014 NMGC performance based LTI will vest at maximum performance (200%) without regard to measurement

•	2015 performance shares will vest at maximum performance (200%) without regard to measurement

•	All accrued dividends associated with the performance shares prior to closing will be paid out in cash

•	All shares will be paid out in cash at the Merger Consideration ($27.55)

•	All payments to be made soon after the closing

2016 Grants

•	You must be employed by TECO at closing to get the LTI treatment contained in the transaction definitive agreement; If you leave TECO prior to the close of the transaction, your original LTI agreements will control the treatment of your restricted shares

•	Time and Performance restricted share units will be considered to be granted in the normal course of business; A share unit is the equivalent of a restricted share of TECO Energy stock

•	At the closing, your total number of share units will be based on the number of granted time share units and granted performance share units at maximum performance (200%) without regard to measurement

•	The value of each share unit will equal the Merger Consideration ($27.55) plus any dividend equivalents associated with the restricted share units up to the time of closing

•	This value will then be bifurcated into two pieces based on the closing date; Part “A” will be based on the fraction of the three year vesting period before the closing date and Part “B” will be based on the fraction of the three year vesting period after the closing date

•	The value of each share unit associated with Part “A” multiplied by the total number of share units will then be paid out in cash soon after the closing

•	The value of each share unit associated with Part “B” multiplied by the total number of share units will then be subject to the same terms and conditions as the original 2016 restricted share grants and will therefore vest just after the end of 2018; Payment will be made in cash

After the transaction closes, we will work with the Emera compensation group to determine how future LTI grants will be handled. Remember that as an officer or key employee, you are currently under a blackout on all trading activity in TECO Energy’s securities until further notice. We expect this blackout to be lifted after the company’s proxy on this transaction is filed and well ahead of the expiration of any 2006 Options you may still have. I hope this clears up your questions on LTI and thanks as always for your continued hard work and contributions to TECO.

Brad Register

Vice President of Human Resources

TECO Energy

Additional Information and Where to Find It

The proposed Merger will be submitted to shareholders of TECO Energy for their consideration. In connection with the Merger, TECO Energy will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This material is not a substitute for the proxy statement or any other document that TECO Energy may send to its shareholders in connection with the proposed Merger.

TECO ENERGY’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED MERGER WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TECO ENERGY AND THE MERGER. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or upon request by contacting TECO Energy, Investor Relations, by telephone at 1-800-810-2032 or via email at investorrelations@tecoenergy.com. TECO Energy’s filings with the SEC are also available on TECO Energy’s website at http://investor.tecoenergy.com/investors/SEC-Filings/default.aspx.

Participants in the Solicitation

TECO Energy and its directors and executive officers are deemed to be participants in any solicitation of TECO Energy’s shareholders in connection with the proposed Merger. Information about TECO Energy’s directors and executive officers is available in TECO Energy’s definitive proxy statement, dated March 11, 2015, for its 2015 annual meeting of shareholders, and in TECO Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

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